EXHIBIT K


NISOURCE INC.
CONSOLIDATED
EQUITY RATIO
(IN MILLIONS)
                                               CAPITAL@
                                               12/31/00
                                               ADJUSTED
                                 -----------------------

Preferred Stock                               $   132.7
TOPIES                                            345.0
SAILS                                             108.5
Short term Debt                                 1,827.3
 Long Term Debt                                 5,694.2

Common Equity                                   3,415.2
                                 -----------------------
      Total Capital                           $11,522.9

Preferred Stock                                   1.15%
TOPIES                                            2.99%
SAILS                                             0.94%
Short term Debt                                  15.86%
 Long Term Debt                                  49.42%
                                                  0.00%
Common Equity                                    29.64%
                                 -----------------------
      Total Capital                             100.00%